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                                                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Advanced Polymer Systems, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP
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San Francisco, California
April 21, 1995